EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is made as of the first day of September, 1995, by and between MANSUR INDUSTRIES INC., a Florida corporation (hereinafter called the "Employer") and PIERRE G. MANSUR, an individual (hereinafter called "Employee").

                                   RECITALS:

    A. The Employer desires to assure itself of the services of the Employee and to that end desires to enter into a contract of employment with the Employee upon the terms and conditions herein set forth; and

    B. The Employee is desirous of entering into such a contract of employment.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants herein set forth, the parties hereto agree as follows:

    1.   EMPLOYMENT DUTIES.

     (a) Employer hereby hires Employee during the Employment Period (defined below) as President and Chief Operating Officer or in such other position as the Employer may, from time to time determine, to perform such services and duties as are customary for the President and Chief Operating Officer of such a corporation and as further described in the Bylaws of the Employer.

         (b) During the Employment Period, the Employee shall faithfully perform the Employee's duties to the best of the Employee's ability and in accordance with the directions and orders of the Employer; and the Employee shall devote to the performance of such duties such amount or working time, attention and energies as the Employee deems necessary. In addition to the duties assigned to the Employee by the Employer, during the Employment period the Employee shall perform such other duties as are commensurate with the Employee's position and title, including, by way of illustration and not in limitation, overseeing the overall management of the Company with strong emphasis on continuing aggressive research and development programs, performing all necessary financial and administrative functions, exercising the Employee's best business judgement, safeguarding the assets of the Employer, corporate record keeping activities, and following, maintaining and implementing, without limitation, the business plans, budget (as modified or amended from time to time by the Employer), and seeking, if necessary clarification of any such procedures and directives.

    2.   EMPLOYMENT TERM.

         (a) "The Employment Period" shall be a period of two (2) years from the date of effectiveness of this Employment Agreement which is first day of September, 1995 and any extensions of such period.

         (b) At least ninety (90) days prior to the expiration of the initial Employment Period or any Renewal Period as that term is hereinafter defined, the Employer shall notify the Employee of its intention to extend the Employment Period for an additional two years (2) (the "Renewal Period"). If the Employer notifies the Employee of its intention to extend the Employment Period, the Employer shall inform the Employee of any modifications to the salary, employee plans and fringe benefit arrangements for the extended Employment Periods at least


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sixty (60) days prior to the expiration of the Employment Period and the
Employee shall, at least thirty (30) days prior to the expiration of the Employment Period, submit in writing notification of his acceptance of the Employer's offer to extend the Employment Period. Failure of the Employer to provide notice in a timely manner as provided in the first section of 2(b) hereof shall result in the automatic extension of this Agreement for one year with all the same terms and provisions hereof, except that the Base Salary (as defined in Section 2 hereof) for the Renewal Period shall be increased by twenty percent (20%) over the Base Salary for the Employment Period or the immediately preceding Renewal Term, and that increased amount shall be the new Base Salary, payable in monthly equal increments.

         (c) In the event of the Employee's death prior to the expiration of the Employment Period, all obligations of the Employer under this agreement shall terminate except of the Employer's obligations to pay for services rendered by the Employee prior to his death.

         (d) Employee may terminate this Agreement at anytime upon one hundred twenty (120) days notice to the Company of his intention to resign as President and Chief Operating Officer. All salary earned but unpaid at the date of his resignation shall become due and payable upon the date of his resignation.

     3.  COMPENSATION.

         (a) As compensation for the performance of the Employee of his obligations under this Employment Agreement, the Employer shall pay to the Employee a salary in the amount of Sixty Six Thousand Dollars ($66,000.00) per year payable in monthly installments of Five Thousand Five Hundred Dollars ($5,500.00)each.

         (b) Employee is authorized to incur, in his discretion, reasonable business expenses in connection with the performance of his duties under this Agreement, including travel and entertainment expenses and the Employer shall reimburse Employee for any expenses so incurred, including reasonable transportation expenses incurred by the Employee in the performance or initiation and promotion of the Employer's business.

         (c) Further, during the Employment Period the Employee may participate in such employee incentives, plans or fringe benefit arrangements as the Employer shall make available to the Employee or others.

     4.  DISCLOSURE OF INFORMATION.

Employee acknowledges that the Employer maintains highly confidential and proprietary information that will be accessible to Employee at all times and that such information constitutes valuable and unique property of the Employer. During the term of this Agreement and for a period of three (3) years following the Employee's termination of employment, Employee will not disclose any confidential information, including without limitation, information regarding the Employer's patents, research and development, manufacturing process or any knowledge or information with respect to confidential or trade secrets of the Employer which may be deemed to be in the public domain. Nothing contained herein shall be construed as authorizing Employee to disclose confidential information either during the employment period with Employer or at any time thereafter, or in any way diminish the Employer's complete rights and ownership of its confidential or proprietary information, patents, research and development, manufacturing process or any other proprietary information or trade secrets.

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     5.  NON-COMPETITION.

During the term of this Agreement and for three (3) years thereafter, Employee will not directly or indirectly, whether as principal, agent, trustee or through the agency of any corporation, partnership, association or agent, engage in any business in substantial competition with the Employer or its affiliates, nor shall Employee become an officer, director or employee of any corporation, partnership or any other business in substantial competition with the Employer or its affiliates.

    6.   NOTICE.

Except as and to the extent specifically provided herein to the contrary, any notice, approval, consent, demand, application or other communication between the parties hereto required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person, or mailed by certified mail, with return receipt requested and postage prepaid, or delivered to a bonded air courier service for overnight delivery, addressed as follows or to such other address as any party hereto shall notify the other parties hereto:

    (a)  If to the Employer, to:          (b)   If to Employee, to:

         MANSUR INDUSTRIES, INC.                PIERRE G. MANSUR
         8425 Southwest 129th Terrace           11117 Southwest 79th Avenue
         Miami, Florida 33156                   Miami, Florida 33156

Notices shall be deemed to have been delivered upon the earlier of actual receipt or five (5) days after deposit in the United States mail or one day after deposit with a bonded air courier service for delivery next day delivery.

    7.   MODIFICATION.

No modification, amendment or waiver of any of the provisions of the Employment Agreement shall be effective unless made in writing specifically referring to this Employment Agreement and signed by all parties.

    8.   ENTIRE AGREEMENT.

This instrument constitutes the entire agreement of the parties hereto with respect to Employee's employment and the compensation therefor.

    9.   WAIVER.

The failure to enforce at any time any of the provisions of this Employment Agreement or to require at any time performance by any party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validly of this Employment Agreement, or any part hereof, or the right of each party thereafter to enforce each and every provision in accordance with the terms of this Employment Agreement.

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    1O.  SEVERABILITY.

The invalidity or unenforceability of any particular provision of this Employment Agreement shall not effect the other provision hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

    11.  SUCCESSORS.

This Employment Agreement shall be binding upon and shall inure to the benefit of the Employer and any Successor of the Employer. For the purposes of this Employment Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Employer as a whole. This Employment Agreement shall also be binding upon and shall inure to the benefit of the Employee and Employee's legal representatives except that the Employee's obligations to perform such future services and rights to receive payment therefor are hereby expressly declared to be non-assignable and non-transferable.

    12.  GOVERNING LAW.

This Employment Agreement is entered into the State of Florida and shall be construed in accordance with the laws of the State of Florida. The parties hereto consent to the jurisdiction of the state courts of the state of Florida and the appropriate United States District Court for Florida for all purposes in connection with any litigation between or among the parties hereto. Employee hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Employment Agreement brought in the United States District Court for Florida and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date and year first above written.

EMPLOYER:
MANSUR INDUSTRIES INC.


/s/ PAUL I. MANSUR
- ------------------
Paul I. Mansur, Chief Executive Officer





EMPLOYEE:



/s/ PIERRE G. MANSUR
- --------------------
Pierre G. Mansur



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